U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
Registration Statement under the Securities Act of 1933

Healthway Shopping Network, Inc.
(Name of small business issuer in its charter)

Florida	3661 & 3669	75-3262502
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Healthway Shopping Network, Inc.
8895 N. Military Trail Suite 203B
Palm Beach Gardens, FL  33418
(Address and telephone number of principal executive offices)

Cleveland Gary, CEO
8427 Alister Boulevard W.
Palm Beach Gardens, FL 33418
(Name, address and phone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐		Accelerated Filer	☐
Non-accelerated Filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of registration fee

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock, $.0000001 par value per share	7,500,000	$.75	$5,625,000	$401.06

(1) Fee calculated in accordance with Rule 457(c) of the Securities Act of 1933. Proposed offering price used for calculating the registration fee.

The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus,   Subject to completion February 1st , 2010

HEALTHWAY SHOPPING NETWORK INCORPORATED

7,500,000 Shares of Common Stock

Healthway Shopping  Network Incorporated is offering a maximum of 7,500,000 shares of our common stock at $.75 per share, in a best effort, direct public offering, by our officers and directors. The offering will terminate within 90 days from the date of this prospectus. At our sole discretion, we may extend the offering for up to an additional 90 days. There are no minimum purchase requirements for each investor.

The Company intends to establish a public market for the shares being offered herein by listing on the OTC Bulletin Board.  Once the Company is able to meet the requirements for listing on the American Stock Exchange, it fully intends to become listed on such exchange.  However, there is no guaranty or certainty that the Company will ever meet such requirements.

The shares being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 4.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Company(2)
Per Share	$.75	$0	$5,625,000

Total – Maximum	$.75	$0	$5,625,000

(1) Our shares in this Offering will be sold by our officers and directors for no compensation. There are no underwriting commissions involved in this Offering, however, we may pay selling commissions of up to 10% to any broker, dealer, finder or agent who assists us in this Offering.

(2) The proceeds to us are shown before deduction for legal, accounting, printing and other expenses estimated at 10% of the Offering.  .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 1st, 2010

TABLE OF CONTENTS

PROSPECTUS SUMMARY	2

RISK FACTORS	5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	9

USE OF PROCEEDS	9

DETERMINATION OF OFFERING PRICE	10

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	10

PLAN OF DISTRIBUTION	11

BUSINESS	12

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	15

DESCRIPTION OF PROPERTY	19

LEGAL PROCEEDINGS	20

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	20

EXECUTIVE COMPENSATION	21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22

DESCRIPTION OF SECURITIES	24

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	25

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	26

LEGAL MATTERS	27

EXPERTS	27

WHERE YOU CAN FIND MORE INFORMATION	27

FINANCIAL STATEMENTS	28

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page F-1 prior to making an investment decision.

Healthway Shopping Network Incorporated

Healthway Shopping Network Incorporated was incorporated in Florida on January 11, 2008. Our principal executive offices are located at 8895 N. Military Trail Suite 203B, Palm Beach Gardens, Fl 33418, our telephone number is 561-626-7662 and our fax number is 561-626-7105.

Business

Healthway Shopping Network (the “Company” or “HWSN”) is a company formed to provide consumers with up to the minute health care products that are on the cutting edge.  When consumers use these products they will experience the benefits of consuming essential vitamins, minerals and nutrients that the body needs to keep it in good health. Healthway's goal is to promote to every person a healthier lifestyle with natural products that are sold to the consumer through our internet distribution portal and TV infomercial programming.

Healthway has chosen two very explosive sales formats that have proven successful in previous businesses to market their products to consumers. The two formats are:

1.	Internet sales such as Amazon.com. Amazon sells directly to consumers through internet sales. Amazon achieved over $11.1 billion in sales for 2007.

2.
The second dynamic format is the Television Shopping Channel such as QVC.  This format has proven successful for every group that has had products to sell.  In one year, QVC amassed revenues of $7.4 billion, HSN and Shop NBC have done the similarly results.

By using these two proven formats to produce high levels of sales, Healthway will achieve the sales of products and the branding of its name.  Healthway Shopping Network is positioned to achieve similar levels of success as seen for QVC and Amazon providing sufficient capital is achieved to grow the business.

QVC Shopping Channel revenues for 2007 were $ 7.4 billion and Amazon revenues were over $11.1 billion for a total revenue of $18.5 billion in sales. If Healthway Shopping Network reaches only 1 percent of those revenues, the revenue for one year will be upwards of $185,000,000.

In today’s marketplace, we are seeing many more baby boomers look for ways to stay healthy.  More and more products are coming on the scene.  A normal consumer is bombarded by MLM marketing people selling these products.  If there is one recognized place that sells only health related products, we should see great revenues in that company.

Currently the fastest growing industry in the United States is the Health industry.  That is very understandable with the babyboomer generation preparing to enter their elderly years.  Our population is skewed to elderly.  That generation appreciates the luxury of delivered to your door products as we can provide with shipping and internet services.

Healthway Shopping Network is prepared to jump to the top of its market.  There are no companies doing exactly the same thing which reduces the effect of competition from an health angle.

The target market for Healthway Shopping Network is baby boomers that are geared towards staying healthy to live a long and better quality of life and generation X who is getting informed through marketing distribution channels on the importance of practicing good nutritional habits early for health reasons.

Every company has an opportunistic window to move forward, the timing for Healthway Shopping Network is now.

The Offering

Common Stock Offered:	7,500,000 Shares (maximum offering)

Common Stock Outstanding:
Prior to the Offering:	189,100,000 Shares

After the Offering:	196,600,000 Shares

Terms of the Offering:	90 days from the date of this prospectus, unless extended for up to an additional 90 days at our sole discretion.

Public Trading Market for Securities Offered:	OTC BB.

Use of proceeds:	We will use the net proceeds, after expenses, estimated at $5,062,500 to fund future corporate acquisitions, capital equipment expenditures and general working capital requirements.

Risk factors:	An investment in the Shares involves substantial risks. You should not consider purchase of the Shares unless you can afford to lose your entire Investment. See “Risk Factors.”

Financial Summary

This financial summary does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

We derived the summary financial information from our financial statements appearing in the section in this prospectus entitled "Financial Statements." You should read this summary financial information in conjunction with the section entitled "Management's Discussion and Analysis," our financial statements and related notes to the financial statements.

Statement of Operations Information:

	Year ended December 31,
	2008	2009
Revenues	$0	$0
Expenses	$42,969	$5,747
Profit (Loss) before income taxes	$42,969	$5,747
Income Taxes	$0	$0
Net loss	$42,969	$5,747

Balance Sheet Information:

	December 31,
	2008	2009
Total Assets	$100	$0
Total Liabilities	$40,765	$46,412
Working Capital	$(40,625)	$(46,412)
Common stock and paid in capital	$2,344	$2,348
Total stockholders' equity	$(40,665)	$(46,412

RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks include those set forth below and elsewhere in this prospectus. You should not reconfirm your investment in the common stock you purchased in the IPO unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks Relating To Healthway Shopping Network Inc.

Concentration of ownership may allow several shareholders to control Healthway Shopping Network’s business

Healthway President and CEO Cleveland Gary holds eighty-two (82%) interest of Healthway Shopping Network, Inc.  In addition to Cleveland Gary, Carolyn Shiver holds approximately fourteen percent (14%)  interest in the Company, of the outstanding stock of Healthway. As a result, these two shareholders will be able to exercise control over virtually all matters requiring shareholder approval, including the election of directors and approval of significant corporation transactions. Thus, the present management will be able to maintain their positions as Directors and effectively operate Healthway Shopping Network, Inc. business, regardless of other investors’ preferences.

One or more of our directors may have only limited experience in the management of E-Commerce such as Healthway Shopping Network, Inc.

Most of our officers and directors have experience investing in and managing operating companies in the E-Commerce industry.  Company CEO, Cleveland Gary has been involved in the development of  e-commerce businesses for the past three years. His experience entails graphic design (Jpeg Files), html coding (Dream Weaver & Fire Works) and Flash Animation (.SWF). Vice President, Carolyn Shiver has been involved in the development of e-commerce businesses for the past three years. Her experience entails graphic design (Jpeg Files) , html coding (Dream Weaver & Fire Works) and Flash Animation(.SWF). However, there may be several officers and directors hired or elected by the Company that may have only limited experience in establishing and growing an e-commerce business.  As a result, the Company will be relying heavily on the experience and business acumen of the experienced officers, directors and employees to establish an effective ongoing business strategy for our future e-commerce operations.

There may be an absence of a trading market, which would eliminate or adversely impact your ability to sell your shares.

There currently is no trading market for our stock.   While we intend to apply for listing on the Over-the-Counter Bulletin Board (“OTCBB”) following completion of this offering, we cannot assure you that a public market will ever develop. You will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our shares. We expect the initial market for our stock to be limited, if a market develops at all. Even if a limited trading market does develop, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment in Healthway Shopping Network, Inc.  Additionally, the IPO offering price of $$.75 per share may not reflect the current value of our shares after the offering. This lack of a trading market and a lack of an adequate number of potential buyers may result in the inability to sell your shares when desired or result in your receiving a lower price for your shares upon their sale than you paid in this offering.

The E-Commerce business can be speculative and there is a consequent risk of loss of your investment.

The success of Healthway Shopping Network, Inc. plan of operation will depend to a great extent on its operations, financial condition and  management . The E-Commerce industry can be a very speculative one with changing trends, new and developing technologies, and other factors determining the success or failure of various types of E-Commerce technology. Consequently, there is no assurance that the interest in Healthway Shopping Network, Inc.  product and service lines will find a significant client base. Consequently, the success of our operations will be dependent upon management of Healthway Shopping Network, Inc.  business and numerous other factors beyond our control.

There will be additional dilution as additional shares are issued which may decrease the market price of our common stock.

Additional offerings will likely have to be made in the future to raise capital to meet operating cash flow needs. Such offerings may include warrants for issuance of additional common stock, further diluting the number of shares of common stock outstanding from time to time. An increase in the number of our shares from these events or others may result in a decrease of the future potential market price for our common stock and will dilute the ownership interest of current shareholders.

Shares eligible for future sale under Rule 144 may adversely affect the market for our securities.

From time to time, certain of our stockholders who hold restricted securities may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, subject to certain limitations. Although current stockholders have no current intention or ability to sell their shares, any substantial sales by holders of our common stock in the future pursuant to Rule 144 may have a material adverse affect on the market price of our securities.

We will incur increased costs and may have difficulty attracting and retaining qualified directors and executive officers as a result of being a public company.

As a public company, we will incur significant legal, accounting, reporting and other expenses that we did not incur as a private company. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 as well as new rules implemented by the Securities and Exchange Commission. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage. As a result, we may experience difficulty attracting and retaining qualified individuals to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur as a result of these requirements or when such costs may be incurred.

Risk Factors Affecting Business Operations

We will lack business diversification, as we will only be marketing our products through Internet and TV distribution platforms, which makes us subject to all the risks and uncertainties of that industry.

Our operating business focuses solely on the e-Commerce industry and Television. Accordingly, the prospects for our success will be entirely dependent upon the future performance of a business operation heavily relying upon Internet and The TV  industry. Unlike other entities with resources to consummate several business combinations or entities operating in multiple industries, we do not expect to have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Consequently, our business will be subject to the variable and speculative nature of the E-Commerce business and Television Platform.

If we do not properly respond to changes and technological developments in the E-Commerce industry or the markets we will serve, our revenues may be reduced or eliminated.

The E-Commerce industry is subject to change in preferences and the emergence of new products. We may not have the resources to acquire or gain access to new products or to introduce new services that could compete with these new products. Our inability to properly respond to changes in technology, services and standards, which characterize our industry, would adversely affect our business operations and revenue generation.

The Television industry is expanding with new companies accessing television services to present their products to the general public for sale. The FCC has deregulated the Television industry giving birth to digital channels which will allow more channels to air, making the competition to sell products on TV more fierce. There can be no assurance that we will be able to compete if and when the TV market becomes more saturated if we lack the resources to compete with marketing dollars. Our inability to properly respond to these changes which characterize our industry, would adversely affect our business operations and revenue generation.

We will require substantial investment to grow our operations and if we fail to raise sufficient capital to support and fund our expanding operations, our business plan may not be fully realized.

We will require additional capital in order to market, advertising , and mergers and acquisition, purchase capital equipment and for general working capital needs of Healthway Shopping Network, Inc.  We may be required to spend greater-than-anticipated funds if unforeseen difficulties arise in the course of the operation of our business. As a consequence, we will be required to raise additional capital through public or private equity or debt financings, collaborative relationships, bank financing or other arrangements. We cannot assure you that such additional capital will be available on terms acceptable to us, if at all. Any additional equity financing is expected to be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants and increased interest costs. Our inability to obtain sufficient financing may require us to delay, scale back or eliminate some or all of our operations.  This could have a material and adverse effect on our business.

There is competition in the E-Commerce industry which may adversely affect the business operations of, and your investment in, Healthway Shopping Network, Inc.

There are numerous competitors in the E-Commerce industry in which Healthway Shopping Network, Inc. is currently involved or in which it intends to enter, most of which have developed product lines, strong marketing systems and established customer followings. In almost all cases, Healthway Shopping Network, Inc. competitors have far greater financial and other resources. Healthway Shopping Network, Inc. also expects competition to increase in the future due to evolving technologies which are reducing the barriers to entry into the E-Commerce industry. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could harm Healthway Shopping Network’s, Inc.  net revenue and results of operations. Further, Healthway Shopping Network, Inc. may face a significant competitive challenge from alliances entered into between and among its competitors, as well as from larger competitors created through industry consolidation.

Efforts to protect intellectual property or the alleged misuse of the intellectual property of others may cause Healthway Shopping Network, Inc. to become involved in costly and lengthy litigation which could divert needed resources away from its operations.

Healthway Shopping Network, Inc. currently does not have any intellectual property protections relating to its products and services.    The process of seeking intellectual property protection can be time consuming and expensive and no assurances can be given that such intellectual property protections in the future will actually be issued.  If Healthway Shopping Network, Inc. fails to protect its intellectual property from infringement, other companies may offer competitive products or services. Protection of our intellectual property if such should become necessary could result in costly and lengthy litigation, diverting resources which would otherwise be dedicated to operating the business.

Healthway Shopping Network, Inc. particular business reliance for operations may adversely affect our prospects and results of operations.

The Company’s current business model relies heavily upon the sale of the products offered through the company’s web-site.  In the future, other E-Commerce products may become better suited for clients.  As such, Healthway Shopping Network, Inc. could lose all or part of its revenue.  In addition, Healthway Shopping Network, Inc. relies heavily upon its internet customers.  Given consumer and corporate sentiment, the products offered by the company may lose favor in the marketplace, thereby leading to a decrease in Healthway’s Shopping Network, Inc. sales and revenue.

Risks Related to This Offering

The offering price has been arbitrarily determined and you run the risk of paying an amount in excess of what you may ultimately receive upon sale of our securities.

The initial offering price of $.75 per share was arbitrarily determined by us, and had no relationship whatsoever to our current assets, earnings, book value or any other objective standard of value at the time of our IPO nor did any trading market exist which would reflect what buyers and sellers deem the share value to be. You are therefore bearing the risk that you have paid more for our shares than our shares are actually or objectively worth or will be valued by the public markets in any future trading. This could result in an insufficient return, or even a loss, on your investment even if we successfully establish and grow our business.

Because this is a best efforts, self-underwritten offering, we may raise less proceeds than the $5,625,000,000 maximum offering amount, which may limit our ability to implement our business plan.

No commitment exists by any broker-dealers and/or agents to purchase all or any part of the Shares being offered hereby. We will sell the Shares on a "best efforts" basis. The funds available to us from the proceeds of the offering will be reduced to the extent that less than all the shares offered hereby are sold. Sale of less than the maximum number of Shares may curtail implementation of our business plan.

Our shares will be deemed to be "penny stocks" as defined in the Securities Exchange Act of 1934 and, as a result, will be subject to various eligibility and disclosure requirements on broker-dealers engaged in the resale of these shares.

The Shares offered in this prospectus will be "penny stocks" as that term is defined in the Securities Exchange Act of 1934 (the "1934 Act") to mean, among other definitions, equity securities with a price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or an accredited investor must make a special suitability determination regarding the purchaser and provide special disclosure documents to the purchaser. The imposition of these suitability standards and special disclosures could reduce an investor's ability to resale the Shares at a time or price desired. See the section "Market for Common Equity and Related Stockholder Matters."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.  The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in "Risk Factors" and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

We will use our best efforts to raise a maximum of $5,625,000 in this Offering. For illustrative purposes only, the table below summarizes how we will utilize the proceeds of this Offering in the event that the Company raises less than the full amount expected (5,625,000). The actual amount of proceeds realized may differ from the amounts summarized below.

Purpose (1)	Share Offering Amount	Percent	Share Offering Amount	Percent	Share Offering Amount	Percent
Capital Equipment Purchases (2)	$35,000					8%
Working Capital and Operating Expenditures (3)	$5,062,500					90%
Offering Expenses (4)	$562,500					10%
TOTAL	$5,625,000					100%

(1) The amounts set forth above are estimates by management for the allocations of the net proceeds of this Offering based upon the current state of our business operations, its plans and current economic and industry conditions. It is possible that the application of funds may vary depending on numerous factors including, but not limited to, changes in the economic climate or unanticipated complications, delay and expenses.

(2) Working capital is the cost related to operating our office and accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

(3) Organizational and offering expenses include legal, accounting, printing, filing, registration, qualification, and other expenses of Healthway Shopping Network, Inc.  and the offering of the Shares including marketing and sales costs, but exclude selling commissions. We will pay no commissions or other compensation to our officers and directors who will be offering the Shares. However, we may pay commissions and expenses of up to 10% of all proceeds raised by any broker, dealer, finder or agent who may assist in finding purchasers in this Offering.  To the extent offering expenses are less, the excess funds will be added to Working Capital and Operating Expenses.

Until these proceeds are utilized, they will be temporarily invested in short-term, highly liquid investments with appropriate safety of principal. Any income derived from these short term investments will be used for working capital.

DETERMINATION OF OFFERING PRICE

The Company is in an industry where public companies trade at anywhere from two (2) to ten (10) times gross revenue—which means that Healthway  Shopping Network, Inc. could trade on the public markets with a market capitalization of anywhere from $10 million USD to $50 million USD, depending upon the public perception.  The Company has chosen a conservative figure on which to calculate the Company’s future market capitalization of 3 times net revenue.  The Company anticipates revenue to reach $64,320,338 in gross revenue—not taking into consideration other potential E-Commerce acquisitions and new previously untapped business from current E-Commerce customers.  Therefore, using this basic valuation process the Company believes that a realistic market capitalization, at this time, is $12.5 million USD.  We have approximately 178,500,000 million common stock shares issued and outstanding.  Based upon these numbers we believe that seventy-five cents (75¢) a share is a reasonable, market-based valuation for the Company’s stock.  However, the Company has not performed a thorough analysis of its valuation that is backed by any third party analysis or verification as to the true market value of the Company.  Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

We are offering our Common Stock at a price per share that is significantly more than the price per share paid by our officers, directors, promoters and current stockholders for our Common Stock. We are offering for sale up to 7,500,000 shares of Common Stock. If you purchase Shares in this Offering you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this Offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total tangible assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the offering.  Based upon 189,100,000  issued and outstanding shares of Common Stock on April 5, 2009, our net tangible book value per share was 0. After giving effect to the sale of all 7,5000,000 Shares being offered in this offering at $0.75 per share and the payment of expenses up to 10% of the proceeds related to the Offering, our pro forma net tangible book value would be $ .027

The following table illustrates the pro forma per share dilution described above assuming 7,500,000 shares are sold:

7,500,000
Shares Sold

Offering Price per share	$0.75

Net tangible book value per share before the offering	$0

Pro forma net tangible book value per share after the offering	$.027

Dilution per share to new investors	$.027

The table below indicates the relative aggregate cash investment and stock ownership of new investors in this Offering:

Minimum Offering of 7,500,000 Shares	Investment		%	Stock Ownership	%
Current Stockholders	$			189,100,000	96%
New Investors		$5,625,000		7,500,000	4%

PLAN OF DISTRIBUTION

The Company fully intends to list the Shares on the Over The Counter Bulletin Board, and to establish a listing on the American Stock Exchange once the requirements for such a listing have been met by the Company.  However, the shares being offered in this prospectus are not currently listed on any stock exchange nor traded in any public market. If no trading market develops for our common stock, it will be difficult to sell your shares or, if sold, it may be difficult to resell the shares for a price at or above the current offering price. Even if a trading market is established, there is no assurance that such trading market can be sustained.

We are offering up to a total of 7,500,000 shares of common stock in a best efforts, direct public offering, without any involvement of underwriters. The offering price is $.75 per share. The offering will terminate within 90 days from the date of this prospectus. At our sole discretion, we may extend the offering for up to an additional 90 days. We also have the right to terminate this offering at any time prior to the expiration of the offering period. We will use our best efforts to sell as many shares as possible up to the Maximum Offering amount of 7,500,000 shares. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. Expenses related to the offering are estimated to be $562,500.

We will sell the shares in this Offering primarily through our officers and directors. They will receive no commission from the sale of any Shares. They will not register as a broker/dealer under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. The Company will register as the issuer-agent in those states requiring such registration. However, we may pay commissions and expenses of up to 10% of all proceeds raised by brokers, dealers, finders or selling agents who may participate in this Offering.

Officers and directors may purchase shares in this offering, however any such purchases will be held for investment purposes only.

Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers or persons exempt from such registration. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Procedures for Subscribing

If you decide to subscribe for any Shares in this Offering, you must:

1. Execute and deliver a subscription agreement, and

2. Deliver a check or certified funds to us. Any subscription may be accepted or rejected, in whole or in part, in the sole discretion of management.

All checks for subscriptions must be made payable to "HEALTHWAY SHOPPING NETWORK INCORPORATED"

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Healthway Shopping Network, Inc. accepts a subscription, the subscriber cannot withdraw it.

BUSINESS

History and Recent Developments

We were organized under the laws of the State of Florida on January 11, 2008.

Healthway Shopping Network, Inc.  has identified this growing opportunity in the new electronic multi-media industry and is positioning the company to provide an array of diversified yet complimentary products and services to the E-Commerce business and Television Community.

Healthway Shopping Network is a company formed to provide consumers with up to the minute health care products that are on the cutting edge.  When consumers use these products they will feel great and have a fantastic quality of life.  We are what we eat.  Healthway Shopping Network, Inc. goal is to allow every person to become better informed about products and sell those products to the consumer at a reasonable price.

The advantages of this offering include:

•	Industry in “change breeds opportunity”
•	Established long term business network customer base
•	Full menu of existing products, and services.
•	Secure multi-media access

Healthway Shopping Network, Inc.  plans to focus on further developing opportunities. The Company intends to vertically integrate some of its business operations by developing, strategic alliances with other companies that could insure servicing customers as it relates to product delivery in a timely manner. Utilizing UPS and FedEx for shipping products will enhance the Company’s product delivery services. This will be an appealing service to consumers who purchase products from the Healthway Shopping Network, Inc.

Corporate Overview

Healthway Shopping Network (HWSN) is a 1120 C corporation formed under the laws of the State of Florida.  HWSN is a retail television and internet shopping company providing sales to both vendors wishing to sell their products on the television channel or the internet ecommerce website and to customers seeking to purchase products from those vendors.  HWSN has a unique business plan of selling various vendors products in an infomercial format on the internet and on television.  The customer is both the vendor selling their products and the consumer buying the vendors products.  HWSN makes a percentage of the sale price of each product sold.  HWSN has been in business since Jan. 2008.  We fully expect to continue generate and grow revenues and assets.

Business Strategy

HWSN business strategy is to sell infomercial packages through memberships to people wishing to sell their products on our national television shopping channel and internet e-commerce website. The HWSN TV Shopping Channel will reach per subs by way of sixty second commercial spots with cross promotions with other TV Networks that reaches HWSN’s target audience. This marketing strategy will diversify HWSN’s media reach, exposing product awareness while branding the Company’s name HWSN.

Methods of Revenue Generation (Revenue Model):

1.	HWSN will be paid a percentage of all sales of products sold in our retail outlets, both TV shopping channel and Internet.
2.	HWSN will receive membership fees annually from every company that wishes to sell products on the site as a HWSN Vendor Membership package.
3.	HWSN will sell a “Shoppers Club” package to all customers to produce revenue and promote shoppers. The Shoppers Club will give each member certain gifts and discounts.
4.	Additional revenue will come from advertisers who will buy strictly 30 and 60 second spots on the channel to advertise their product.
5.
We will also offer a wholesale corner available for consumers that wish to retail products from various wholesaler across the world.  The revenue produced here will be from companies wishing to wholesale their product to retailers like Whole Foods America as a retail outlet.  There will be a fee monthly to be a wholesaler.  Any current HWSN Vendor member will be able to purchase in our wholesale corner.

Management Experience

Management is confident that their current officers, as well as the consultants and vendors they utilize at their discretion, are sufficient to execute the goals of Healthway Shopping Network, Inc., and operate the business through all of its phases of production and marketing.

Cleveland Gary President, CEO, and Director.

Mr. Cleveland Gary is the CEO, and Director of Healthway Shopping Network, Inc.  Mr. Gary has a degree in Business Administration and several years of management experience in his various companies.

Carolyn Shiver  President and Director.

Ms Carolyn Shiver is also the CEO of Laboratory and Analytical Business Services, a full service laboratory for Product Testing, Quality Control, Specification determination and Environmental Testing.  Ms. Shiver has a Bachelors degree in Chemistry and Biology from University of Louisiana Hammond with continuing education in Medicine at Tulane University.  Over 20 years experience in the Analytical and Testing business has provided Ms. Shiver with the ability to know and understand natural health products for every area of human health.

Joe Curci  Director.

Mr. Curci is Vice President of Business Development.

Industry Overview

Changes in marketing and buying by consumers have opened the door for all natural and holistic medicine outlets to thrive.  In our current market, we find consumers leery of every pharmaceutical product available and seeking natural cures for all illnesses.

In this day and time, we are faced with the Baby Boomer generation getting older and overcoming the effects of aging on their health and physical abilities.  With this generation being the largest generation population count wise in the American history, as they age and face the effects of aging, they will spend any amount to be healthy and stay as young as possible.

This is the most opportune time to bring forward a Health oriented TV Shopping Channel.  Today would naturally be when the largest buying consumer audience is spending money to increase their health.  The Baby Boomer generation is the wealthiest generation and the largest generation population wise in  American history.  The Baby Boomers are in their fifties and up which means they are facing their sure old age and fighting to achieve optimal health and longevity during this period of their lives.  Spending for products that will provide better health and quality of life is going to be very high during these years.

Additionally, the American public is being bombarded by TV and media by mistakes being made by prescription drugs, pharmaceuticals and doctors.  With all this bad press, the public in general is going to gravitate to a TV shopping channel dedicated to products that improve health in a natural way.

Finally, HWSN will be using the top two marketing plans for high revenue generation available today.  Those two methods are television shopping channel which are topping the charts in record sale numbers and Internet sales of products.  The QVC and Amazon approaches combined will provide HWSN with high revenue generation by all projections.

Competition

The Company will compete with any e-commerce related business that sells health products to the general public in addition to any company that sells health related products to the general public through television.

Companies that will compete with HWSN will include,

1.	Infomercials from specific companies discussing health only issues and solutions. These are normally individuals or smaller companies.
2.	Various Natural Food Stores and outlets including Internet will be a source of competition.
3.	Many Multilevel marketing companies promote and sell particular health products

Employees

As of the date hereof, the Company has two employees who serve as officers and directors. Cleveland Gary (CEO and Director) and Carolyn Shiver (President and Director) After the completion of registration becoming effective and equity capital raised, capital will fund the salaries of employees to handle day to day operations of Healthway including cost of product, television contracts, cost of advertising and cross promotions, cost of operation, software, servers and television production.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

General

Healthway Shopping Network is a company formed to provide consumers with up to the minute health care products that are on the cutting edge.  When consumers use these products they will feel great and have a fantastic quality of life.  We are what we eat.  Healthway's goal is to allow every person to become better informed about products and sell those products to the consumer at a reasonable price.

Healthway has chosen two very explosive sales formats that have proven successful in previous businesses to market their products to consumers. The two formats are:

1.	Internet sales such as Amazon.com. Amazon sells directly to consumers through internet sales. Amazon achieved over $11.1 billion in sales for 2007.

2.
The second dynamic format is the Television Shopping Channel such as QVC.  This format has proven successful for every group that has had products to sell.  In one year, QVC amassed great revenue of $7.4 billion, HSN and Shop NBC have done the similarly.

By using these two proven formats to produce high levels of sales, Healthway will achieve the sales of products and the branding of its name.  Healthway Shopping Network is positioned to achieve similar levels of success as seen for QVC and Amazon.

QVC Shopping Channel revenues for 2007 were $ 7.4 billion and Amazon revenues were over $11.1 billion for a total revenue of $18.5 billion in sales. If Healthway Shopping Network reaches only 1 percent of those revenues, the revenue for one year will be upwards of  $185,000,000.

In today’s marketplace, we are seeing many more babyboomers look for ways to stay healthy.  More and more products are coming on the scene.  A normal consumer is bombarded by MLM marketing people selling these products.  If there is one recognized place that sells only health related products, we should see great revenues in that company.

Currently the fastest growing industry in the United States is the Health industry.  That is very understandable with the babyboomer generation preparing to enter their elderly years.  Our population is skewed to elderly.  That generation appreciates the luxury of delivered to your door products as we can provide with shipping and internet services.

Healthway Shopping Network is prepared to jump to the top of its market.

There are no companies doing exactly the same thing which reduces the effect of competition.

The target market for Healthway Products is searching for the right products for their body and physician age.

Every company has an opportunistic window to move forward, the timing for Healthway Shopping Network is now.

Highlights

1.1.	Objectives

Healthway Shopping Network will strive to meet the following goals:

•	Have the Television Shopping Network available to 50 million households in its first year, 70 million in year two and 93 million by the third year.
•	Maintain a direct cost of sales of 45% or less, and gross margin of 55% or greater.
•	Maintain operating expenses to equal or less than that of plan.
•	Generate total revenue of $92,000,000 in year 1, increasing that by 100% in year 2 to 200,000,000 and increase 30% per year every year thereafter.
•	Develop E-Commerce in year 1 with sales on the internet at 14% or greater of total sales, 19% in year 2, and 22% in year 3.
•
Brand the name in major US markets in year 1, increase confidence in the brand in year 2 by 30% return customers, 40% return customers by year 3 and qualify the brand as the place where anyone can go to get the best products for your health.

•	Penetrate International markets in year 3.
•	Become the largest television shopping channel for Healthy, homeopathic and naturopathic foods and medicines in the world.

1.2.	Mission

A celebration of great health among people, Healthway Shopping Network is a Company focused on the improved health of our health-conscious consumer. Providing specific, broadbased, and affordable health products for our clients to LIVE HEALTHY, we intend to generate a fair return to finance continued growth and expanded community involvement.

Customer Creed

Healthway Shopping Network will inform, inspire and show you, our customer, how to create a healthy body, mind and spirit for yourself and your family in your day to day lives. We will teach our customers to LIVE HEALTHY. Through custom services, smart pricing and a sense of trust, it is our desire that you will look to us as your valued resource to achieve a Healthy LIFE.  Healthway Shopping Network will be constantly striving to supply our customers with the cutting edge of products that promote health and the knowledge of what each product can help them achieve in their lives.  Healthway Shopping Network will continually review what is available in the marketplace improving on the products we provide our customers that will help ensure their great health in a market driven by consumer demand and requiring cutting edge technology and knowledge of the biological benefits of every product.

Success will ultimately be measured by our customers choosing us because of their belief in our ability to meet or exceed their expectations of price, service, and selection.

1.3.	Keys to Success

The primary keys to success for the company will be based on the following factors:

•	SELL products that provide quality, value and health to the consumer.
•
PROVIDE customer services such as educational workshops and personalized promotions on new products so that customers are educated to the benefits of the Health products thus retaining customers to generate repeat purchases and make referrals.

•
COMMUNICATE with our customer base through print, email, and phone conversations to see how each product is performing and are they satisfied. Meet the needs of the customer to increase customer retention.

•
ESTABLISH as many "Auto" orders for customers, where we are shipping and billing repeat orders every month.  Similar to getting your prescription filled at the pharmacy, you get a month supply and then the next month is sent automatically.

•	ESTABLISH a visible, accessible and welcoming television format and website to position us as the premier choice for our products and services within the marketplace and beyond.
•
ENSURE through daily management practices strong customer service and continual communication with our customers as in our mission is followed so that a successful and growth-oriented business is developed and maintained.

•	FOLLOW UP continually to keep every customer. Our demographic is an older person who is not as internet astute. We need to use telephone communication to check on them.
•
Maintain a definitive plan with vendors of products to maintain strong quality control of our products while keeping our wholesale price low enough to ensure our overall cost of product is less than 45%.

•	ENSURE every SHOW HOST is informed, educated on the products, and has the best personality for presentation of our products.

The keys to success in HWSN business are:

1.	Offering items of a high quality-value relationship which are not available everywhere. This is essential for maintaining the niche market sectors mentioned in the mission statement.
2.
Reliable and timely deliveries. HWSN must make good on its delivery promises. Because of the nature of doing business, this requires long-range planning in scheduling orders, taking into account  holidays and business practices.

3.
A reliable administration that is ready to serve customers, prepare accurate billing, follow-up on orders and other documentation, and maintain a close watch on expenses and collection of accounts receivable.

Costs and Resources

Currently, the company is relying on equity capital to meet current cost and expenditures to operate the business going forward. Currently the company pays fixed cost associated with running a business on a day to day basis.

The Company believes that its current capital resources and current funding will enable it to maintain its current and planned operations through the next 12 months. The Company anticipates, however, that it will need to raise additional capital in order to sustain and grow its operations over the next few years.

To the extent that the Company's capital resources are insufficient to meet current or planned operating requirements, the Company will seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. The Company has no current arrangements with respect to, or sources of, such additional financing and the Company does not anticipate that existing shareholders will provide any portion of the Company's future financing requirements.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, the Company may be required to delay or terminate expenditures for certain of its programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company.

Equity and Capital Resources

To date, we have funded our operations through owner’s equity. From inception, we have not borrowed but the principals have personally infused their own capital into the company.

We expect our expenses will continue to increase during the foreseeable future as a result of increased operational expenses. Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and implement our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse affect on our anticipated results from operations and financial condition. There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate. As of the date of this prospectus we did not have any commitments from any source to provide additional capital. Even if we are able to secure outside financing, it may not be available in the amounts or the times when we require. Furthermore, such financing would likely take the form of bank loans, private placement of debt or equity securities or some combination of these. The issuance of additional equity securities would dilute the stock ownership of current investors while incurring loans, leases or debt would increase our capital requirements and possible loss of valuable assets if such obligations were not repaid in accordance with their terms.

Off-balance Sheet Arrangements

Since our inception through March 1, we have not engaged in any off-balance sheet arrangements as defined in Item 303(c) of the SEC's Regulation S-B.

DESCRIPTION OF PROPERTY

Our corporate and operational offices are located at 8895 N. Military Trail Suite 203B, Palm Beach Gardens, FL  33418

Where we own office space, we believe these spaces are currently adequate and plans to move to expanded office space are contingent upon completing this offering and the hiring of additional employees.

LEGAL PROCEEDINGS

We are not a party to any material or legal proceeding and, to our knowledge, none is contemplated or threatened.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Board of Directors currently consists of two members. Each director holds office until his successor is duly elected by the stockholders. Executive officers serve at the pleasure of the Board of Directors. Our current directors and executive officers are:

Name	Age	Position	Year Appointed

Cleveland Gary	43	Chief Executive Officer and Director	2007

Carolyn Shiver	52	President and Director	2007

Cleveland Gary CEO and Director.

Mr. Gary is the CEO and Director of Healthway Products, Inc.

Carolyn Shiver President and Director.

Ms. Shiver is President and Director of Healthway Products, Inc.

Board Committees

Audit committee

The audit committee of our board of directors is responsible for reviewing and monitoring our financial statements and internal accounting procedures, recommending the selection of independent auditors by our board, evaluating the scope of the annual audit, reviewing audit results, consulting with management and our independent auditor prior to presentation of financial statements to stockholders and, as appropriate, initiating inquiries into aspects of our internal accounting controls and financial affairs. Our audit committee consists of Mr. Cleveland Gary who serves as CEO and Director.

Compensation and Nominations Committees

We currently have no compensation or nominating committee or other board committee performing equivalent functions. Currently, all members of our board of directors participate in discussions concerning executive officer compensation and nominations to the board of directors.

Code of Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics applicable to our directors, officers and employees, in accordance with applicable federal securities laws and the Nasdaq Rules.

Indemnification of Executive Officers and Directors

The General Corporation Law of the State of Florida permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. In the event that a claim for indemnification (other than the payment by us of expenses incurred or paid by our directors and officers in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is appropriate and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of our Chief Executive Officer during the inception ended June 30, 2009. No officers or directors received annual compensation in excess of $1.00 during the inception of the company.

Summary compensation table

Annual Compensation				Long Term Compensation
				Awards		Payout
Year	Salary	Bonus($)	Other Annual Compensation($)	Restricted Stock Award(s)	Securities Underlying Options (#)	LTIP Payout ($)	All Other Compensation

2008	0	0	0	0	0	0	0
2009	0	0	0	0	0	0	0

As our business progresses and grows, we expect to hire and begin paying salaries to other officers. We also expect to hire part-time and full-time employees and consultants who will be paid compensation and consulting fees.

Employment Agreement

On January 5, 2007, the Company entered into employment agreements with its executive officers. The employment agreements are for a period of three years, unless CEO and HWSN agree, in writing, to extend this Agreement for additional three years from the end of the Second Term.

Stock option plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities. However, we intend to adopt an incentive and non-statutory stock option plan in the future.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director's compensation

At present we do not pay our directors for attending meetings of our Board of Directors, although we expect to adopt a director compensation policy by the end of the current year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth as of November 2nd, 2009 the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are no known pending or anticipated arrangements that may cause a change in control.

		Percentage of Outstanding Common Stock
	Shares Beneficially	Prior to	After Offering
Name and Address of Beneficial Owner (1)	Owned	Offering

Cleveland Gary, 8427 Alister Blvd W, Palm Beach Gardens, FL 33418	134,590,000	71.2%	%	68.46.	%
		%	%		%
Carolyn Shiver, 800 W. Plaquemine St, Church Point, LA 70525	50,000,000	26.4%	%	25.43%

(1)
Name	Address
Cleveland Gary	8427 Alister Blvd. West - Palm Beach Gardens, Fl 33418
Carolyn Shiver	600 Loire Ave. Lafayette, LA 70507
Eileen Carlisle	711 Darywood Ave. Fern Park, FL 32730
Joe Curci	7175 Nova Drive # 503 Davie, FL 33317
Mary Williams	14664 SW 169th Ave. - Indiantown, Fl 34956
Veverly Gary	14664 SW 169th Ave. - Indiantown, Fl 34956
Black Shopping Channel, Inc	8427 Alister Blvd. West - Palm Beach Gardens, Fl 33418
Shane Nations	600 Loire Ave, Lafayette, LA 70507
Emma Mike	14664 SW 169th Ave. - Indiantown, Fl 34956
Ruby Cunningham	14664 SW 169th Ave. - Indiantown, Fl 34956
FIJEC Inc.	14664 SW 169th Ave. - Indiantown, Fl 34956
John Ross Sagona	804 West Plaquemine St, Church Point, LA 70507
LABS, Inc.	600 Loire Ave, Lafayette, LA 70507
Bohica Holdings, Inc.	818 West Plaquemine St. - Church Point, LA 70525
National Indoor Football League, Inc.	600 Loire Ave Lafayette, LA 70507
Beverly Morrison	1106 South Mangonia Circle West Palm Beach, FL 33401
JCA Media, Inc.	8427 Alister Blvd. West - Palm Beach Gardens, Fl 33418
Dawn Jones	1440 NW 195TH Street Miami, FL 33169
Tonya Cannon	8427 Alister Blvd W, Palm Beach Gardens, FL 33418
Gary Howard	5324 Rabbit Ridge Trail Orlando, FL 32818
Cleveland Everette Gary Jr	8427 Alister Blvd. West - Palm Beach Gardens, Fl 33418
Jasmine Evette Gary	8427 Alister Blvd. West - Palm Beach Gardens, Fl 33418
Shiver Development	600 Loire Ave, Lafayette, LA 70507
Cham Cannon	1440 NW 195th Street, Miami, FL 33169

Healthway Products, Inc	8427 Alister Blvd. West - Palm Beach Gardens, Fl 33418
43 Ways Inc.	8427 Alister Blvd. West - Palm Beach Gardens, Fl 33418
Gwen Tuggle	1675 Palm Beach Lakes Blvd. Ste. 700 West Palm Beach, FL 33401
Pamela Wolfork	3825 Buttercup Circle S. Palm Beach Gardens, FL 33410
Carolyn Sagona	818 West Plaquemine St. - Church Point, LA 70525
Johnny Sagona	9722 Church Point Hwy. - Church Point, LA 70525
James Williams Shiver	402 Patty Sue Dr. - Ville Platte, LA 70565
Ashley Shiver	714 Main St. - Ville Platte, LA 70565
J D Sagona	802 West Plaquemine St, Church Point, LA
Susan Nations	2234 Camilla Blvd, Opelousas, LA 70570
Jimmy Sagona	32429 Dunn Road, Denham Springs, FL 70726
Lisa Sagona	32429 Dunn Road, Denham Springs, FL 70726
Angel Smith	600 Loire Ave Lafayette, LA 70507
April Davis	300 River Place Ste. 5350 - Detroit, MI 48207
Thelma Sagona	818 West Plaquemine St. - Church Point, LA 70525
Andre Bartell	18461 West McNichols Detroit, MI 48219
Tony Smith	2577 Carambola Circle N. Coconut Creek, FL 33066
Rodney Johnson	110 Gibraltar St. Royal Palm Beach, FL 33411
Senella Johnson	110 Gibraltar St. Royal Palm Beach, FL 33411

(2)

(3)

(4)

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 200,000,000 shares of common stock, $.0000001 par value per share, of which 189,100,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

The holders of shares of our common stock do not have cumulative voting rights in the election of directors, which means that the holders of more than 90% of the outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of this offering, and assuming the maximum shares are sold, the officers and directors at that time will beneficially own approximately 90% of the outstanding shares of our common stock. Accordingly, after completion of this offering, our present stockholders will be in a position to control all of our affairs and elect all of our directors.

Preferred Stock

We have no preferred stock issued or outstanding.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public trading market for our common stock and a regular trading market may not develop, or if developed, may not be sustained. Unless and until a trading market exists, a stockholder in all likelihood will not be able to resell his or her securities should he or she desire to do so. While we will endeavor to have our common stock listed for trading on the Over-the-Counter Bulletin Board (OTCBB), there is no assurance that we will be able to do so. We have no current proposals, arrangements, or understandings with any person with regard to the development of a trading market in our common stock.

The process for listing a company's shares for trading on the OTCBB is a lengthy one. The process requires a market maker to file a listing application with the NASD/FINRA on our behalf. The application is reviewed by the NASD/FINRA and may or may not be approved. The process of seeking OTCBB listing can take 60 days or more to complete and any listing is contingent on the NASD/FINRA approving our application. If our application is approved, the NASD/FINRA will assign us a trading symbol which will then become listed and quoted on the OTCBB. Being listed on the OTCBB will facilitate buyers and sellers to consummate purchases and sales of our stock as well as allowing the market price to adjust to reflect current valuations of our business. We do not anticipate engaging a market maker to initiate the OTCBB listing application until this offering has been completed.

Penny Stock Considerations

Our common stock will be deemed to be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if our common stock becomes publicly traded. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

Common Stock Currently Outstanding

As of November 2nd, 2009, all of our currently outstanding shares consist of  189,000,000 restricted common stock.

Holders

As of the date of this registration statement, we had 43 stockholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain future earnings, if any, for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Stockholders

We are currently subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will continue to file periodic reports, and other information with the SEC. We intend to send annual reports to our stockholders containing audited financial statements.

Transfer Agent

Florida Atlantic Stock Transfer, located at 7130 N Nob Hill Rd, Tamarac, FL  33321 is the registrar and transfer agent for our common stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of Florida Corporation Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

The legality of the shares offered under this registration statement is being passed up by W. MANLY, P.A.
EXPERTS

Our financial statements for the fiscal year ending 2009 included in this prospectus have been so included in reliance on the report of De Leon & Company, P.A.  Independent public accountant, given on that firm's authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form _________ (File Number __________) under the Securities Act of 1933 regarding the shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC's website.

We intend to make available to our stockholders annual reports (on Form 10-KSB) containing our audited consolidated financial statements and make available quarterly reports (on Form 10-QSB) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

Healthway Shopping Network, Inc.
8895 N Military Tr Suite 203B
Palm Beach Gardens, FL  33418

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
Balance Sheets

	As of	As of
	December 31, 2009	December 31, 2008

ASSETS
Current Assets
Accounts Receivable	$-	$100
Total Current Assets	-	100

Total Assets	$-	$100

LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)

Current Liabilities
Bank Overdraft	$19	$-
Account Payable	1,627	3,569
Related Party Loans	44,766	37,196

Total Current Liabilities	46,412	40,765

Shareholders' Equity (Deficiency)
Common Stock, $0.0000001 par value, 200,000,000 shares
authorized, 189,100,000 issued and outstanding	19	19

Additional Paid-in capital	2,329	2,325
Subscriptions Receivable	(44)	(40)
Deficit	(48,716)	(42,969)
Total Stockholders' Equity (Deficiency)	(46,412)	(40,665)
Total Liabilities and
Stockholder's (Deficiency)	$-	$100

See accompanying notes to financial statements

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
Statement of Operations
For the Year Ended December 31, 2009  and for the period from January 11, 2008
(Inception) to December 31, 2008 and for the Period From January 11, 2008
(Inception) to December 31, 2009

		January 11, 2008	January 11, 2008
		(Inception) to	(Inception) to
	December 31, 2009	December 31, 2008	December 31, 2009

Operating Expenses
General and Administrative	$5,747	$42,969	$48,716
Total Operating Expenses	5,747	42,969	48,716

Net OrdinaryLoss	(5,747)	(42,969)	(48,716)

Net LoSS	$(5,747)	$(42,969)	$(48,716)

Loss Per Share	-	(0.0002)
Weighted Average Shares Outstanding	189,100,000	183,878,479

See accompanying notes to financial statements

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
Statement of Cash Flows
For the Year Ended December 31, 2009  and for the period from January 11, 2008
(Inception) to December 31, 2008 and for the Period From January 11, 2008
(Inception) to December 31, 2009

		January 11, 2008	January 112008
		(Inception) to	(Inception) to
	December 31, 2009	December 31, 2008	December 31, 2009

Cash flows from Operating Activities
Net Loss	$(5,747)	$(42,969)	$(48,716)
Adjustments to reconcile Net Ioss
to net cash used by operations
Changes in operating assets and liabilities
(Increase) decrease in accounts recievable	100	(100)	-
Bank Overdraft	19		19
Increase in accounts payable	(1,942)	3,569	1,627
Increase (decrease) in shareholder loan	7,570	37,196	44,766

Net Cash Used by Operating Activities	-	(2,304)	(2,304)

Cash Flows from financing activities
Sales ofCommon Stock	-	2,304	2,304
Net Cash Provided by Financing Activities	-	2,304	2,304

Net Increase in Cash	-	-	-
Cash at beginning of year	-	-	-
Cash at end of year	$-	$-	$-

See accompanying notes to financial statements

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 and 2008

Note 1 - Organization

Healthway Shopping Network, Inc. (HWSN) was incorporated on January 11, 2008 under the laws of the State of Florida. The Company is in the development stage but plans to be engaged in sales of various Holistic, Natural, Organic and other Health Remedies and Foods. The Company exists to provide fast, reliable assistance to individuals seeking to improve their health naturally.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared III conformity with accounting principle generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 and 2008

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Long-Lived Assets

Since inception, the Company adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and  supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for  Long Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB  Opinion No. 30, Reporting the Results of Operations for a Disposal of a Segment of a Business. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SF AS 144. SF AS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2009, there were no significant impairments of its long-lived assets.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104. Revenue is recognized at the date the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability  is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 and 2008

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Note 3 - Income Taxes

The Company utilizes SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company, through its operations has incurred net accumulated operating losses of $48,716 as of December 31, 2009 for income tax purposes However, no allowance has been created on the deferred tax asset due to uncertainty of its realization.

Note 4 - Commitments & Contingencies

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of December 31, 2009, the company has not recognized any revenues to date and has accumulated operating losses of $48,716. The company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. While the company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 and 2008

Healthway Shopping Network, Inc. has been in a developmental stage as a company. Growing issues are very common when a company is in a developmental stage.

HWSN is just now entering the market place with a complete Ecommerce web portal system and completed and pending contracts to televise the Network on national television. National television of Health products only on a TV Shopping Channel is a brand new concept and can be compared with QVD. With these two revenue producing formats, HWSN looks to achieve substantial cash flows similar to or competitive with other companies with the same outlet  systems which would be Amazon or QVC. HWSN also has many products available and under contract as well as their own HWSN product line as does GNC which will allow even greater profits on each sale.

With these revenue producing models, HWSN look to generate the projected income found in their current financial projections and business plan. Additionally, HWSN will be able to achieve even greater profits derived from large contracts with current health product providers and their own product line.

Note 5 - Development Stage Operations

The Company was formed on January 11, 2008 and has issued 189,100,000 shares of common stock to 43 shareholders during 2008. Operations to date consist, in part, of raising capital, obtaining financing and administrative functions.

Note 6 - Related Party Transactions

Gary Capital Group, which is owned by Cleveland Gary, an officer/shareholder, provided services to the Company totaling $35,000. This is shown on the statement of income under organization costs. In addition, Mr. Gary loaned the company $2,196 and as of December 31, 2008, $36,000 is shown on the balance sheet as a shareholder loan.  Mr. Gary has loaned an additional $8,766 for the year ending December 31, 2009 as an additional Shareholders loan.

The Company has employment contracts with two related parties for a total of  $110,000 annually starting January 5, 2007 for a three year period. Both parties have forgone salaries for the term of the contract.

NOTE 7 GOING CONCERN

The Company sustained a net loss of 48,716 since inception, and used cash in operations of $2,304 from inception. This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Independent Auditors' Report

To the Board of Directors and Stockholders
Healthway Shopping Network, Inc.

We have audited the balance sheet of Healthway Shopping Network, Inc. (a Florida corporation) as of December 31, 2008 and the related statement of income, cash flows and shareholders' equity for the period January 11, 2008 (date of inception) to December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Healthway Shopping Network, Inc. as of December 31, 2008, and the results of their operations and their cash flows for the period January 11, 2008 to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has suffered losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in the notes. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

VanWassehnova & Associates

Conroe, Texas
February 19, 2009

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
Statement of Shareholders' Equity
For the Period January 11, 2008 (Date of Inception) to December 31, 2008

	Beginning	Changes	December 2008
Retained Earnings	$ -	$ -	$ -
Net Income (Loss)	-	(42,969)	(42,969)
Total Retained Earnings (Deficit)	-	(42,969)	(42,969)
Common Stock	-	2,344	2,344
Total Shareholders' Equity	$ -	$ (40,625)	$ (40,625)

The accompanying notes are an integral part of these financial statements.

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
Balance Sheet
December 31, 2008

Assets

Current Assets		
Receivables	$	140
Total Assets	$	140

Liabilities and Shareholders' Equity

Current Liabilities		
Accounts payable	$	38,569
Shareholder Loan		2,196
Total Current Liabilities		40,765
Commitments and Contingencies		-
Shareholders' Equity		
Capital stock - no par value, 200,000,000 shares authorized 154,497,500 shares outstanding		2,344
Retained earnings (deficit)		(42,969)
Total Shareholders' Equity		(40,625)
Total Liabilities and Shareholders' Equity	$	140

The accompanying notes are an integral part of these financial statements.

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
Statement of Income
For the Period January 11, 2008 (Date of Inception) to December 31, 2008

Revenues	$ -
Operating Expenses	
Interest Expense	6,317
Organization Costs	36,652
Total Expenses	42,969
Net Loss	$ (42,969)

The accompanying notes are an integral part of these financial statements.

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
Statement of Cash Flows
For the Period January 11, 2008 (Date of Inception) to December 31, 2008

Cash Flows from Operating Activities		
Net Loss	$	(42,969)
Changes in operating assets and liabilities		
(Increase) decrease in receivables		(140)
Increase (decrease) in accounts payables		38,569
Increase (decrease) in shareholder loan		2,196
Net cash used by operating activities		(2,344)
Cash Flows from Financing Activities		
Issuance of stock		2,344
Net cash provided by financing activities		2,344
Net Increase in Cash		-
Cash at Beginning of Year		-
Cash at End of Year	$	-
Supplemental Disclosures:		
Cash paid for interest	$	-
Cash paid for income taxes	$	-

The accompanying notes are an integral part of these financial statements.

Lease Commitments

Cleveland-are there any lease commitments?

The Company leases office space for $1,284 dollars per month. Company signed 12 months lease agreement from September 1, 2008 to August 30, 2009, with option to extended lease till August 30, 2010. The future minimum payment till August 30, 2009 is $15,408 dollars.

Note 5– Subsequent Events

Cleveland-are there any subsequent events to disclose??

On April 30, 2008 Company completed private offering and added 22 more investors to original 27. Additional investors purchased 78,460 shares for $39,231, therefore number of shares issued and outstanding increased to 9,036,160 as of that date.

Note 6 – Development Stage Operations

Statement

Robert VanWassehnova, CPA
804 W. Dallas, Ste 11
Conroe, TX 77301
936-760-1600

DATE
2/19/2009

AMOUNT DUE	AMOUNT ENC.
$1,550.00	

DATE	TRANSACTION	AMOUNT	BALANCE
10/13/2008	Balance forward		0.00
12/19/2008	PMT #1060.	-1,500.00	-1,500.00
12/31/2008	INV #5655. Due 12/31/2008.	50.00	-1,450.00
02/19/2009	INV #5855. Due 02/19/2009.	3,000.00	1,550.00

CURRENT	1-30 DAYS PAST DUE	31-60 DAYS PAST DUE	61-90 DAYS PAST DUE	OVER 90 DAYS PAST DUE	AMOUNT DUE
1,550.00	0.00	0.00	0.00	0.00	$1,550.00

Robert VanWassehnova, CPA

804 W. Dallas, Ste 11
Conroe, TX 77301
936-760-1600

Invoice

DATE	INVOICE #
2/19/2009	5855

BILL TO
Healthway Shopping Network Cleveland Gary 8427 Alister Blvd West Palm Beach Gardens, FL 33418

TERMS

DESCRIPTION	AMOUNT
2008 Audit	3,000.00
Total	$3,000.00

February 19, 2009

VanWassehnova & Associates
Robert VanWassehnova, CPA
804 W. Dallas, Ste 11
Conroe, Texas 77301

Dear Mr. VanWassehnova:

We are providing this letter in connection with your audit of the balance sheet of Healthway Shopping Network, Inc. as of December 31, 2008, and the related statements of income, shareholders' equity, and cash flows for the period then ended for the purpose of expressing an opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Healthway Shopping Network, Inc. in conformity with generally accepted accounting principles. We confirm that we are responsible for the fair presentation in the financial statements of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. We are also responsible for adopting sound accounting policies, establishing and maintaining internal control, and preventing and detecting fraud.

We confirm, to the best of our knowledge and belief, as of February 19, 2009, the following representations made to you during your audit.

The financial statements referred to above are fairly presented in conformity with U.S. generally accepted accounting principles.

We have made available to you all-

Financial records and related data.

Minutes of the meetings of stockholders, directors, and committees of directors, or summaries of actions of recent meetings for which minutes have not yet been prepared.

There have been no communications from regulatory agencies concerning noncompliance with, or deficiencies in, financial reporting practices.

There are no material transactions that have not been properly recorded in the accounting records underlying the financial statements.

February 19, 2009
Page 2

We acknowledge our responsibility for the design and implementation of programs and controls to prevent and detect fraud.

We have no knowledge of any fraud or suspected fraud affecting the Organization involving:

Management,

Employees who have significant roles in internal control, or

Others where the fraud could have a material effect on the financial statements.

We have no knowledge of any allegations of fraud or suspected fraud affecting the Organization received in communications from employees, former employees, grantors, regulators, or others.

The Company has no plans or intentions that may materially affect the carrying value or classification of assets and liabilities.

The following have been properly recorded or disclosed in the financial statements:

Related party transactions and related accounts receivable or payable, including sales, purchases, loans, transfers, leasing arrangements, and guarantees.

Guarantees, whether written or oral, under which the company is contingently liable.

There are no estimates that may be subject to a material change in the near term that have not been properly disclosed in the financial statements. We understand that near term means the period within one year of the date of the financial statements. In addition, we have no knowledge of concentrations existing at the date of the financial statements that make the company vulnerable to the risk of severe impact that have not been properly disclosed in the financial statements.

February 19, 2009
Page 3

There are no:

Violations or possible violations of laws or regulations whose effect should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

Unasserted claims or assessments that our lawyer has advised us are probable of assertion and must be disclosed in accordance with Statements of Financial Accounting Standards No. 5.

Other liabilities or gain or loss contingencies that are required to be accrued or disclosed by Statements of Financial Accounting Standards No. 5.

The company has satisfactory title to all owned assets, and there are no liens or encumbrances on such assets nor has any asset been pledged, except as made known to you and disclosed in the notes to the financial statements.

We have complied with all aspects of contractual agreements that would have a material effect on the financial statements in the event of noncompliance.

No events have occurred subsequent to the balance sheet date and through the date of this letter that would require adjustment to, or disclosure in, the financial statements.

____

Cleveland Gary, title and date